Exhibit 99.1

Unifi Announces First Quarter Fiscal 2018 Results

REPREVE® drives top-line increase, with first quarter diluted EPS of $0.48,

as recycling and innovation remain significant drivers for strategic growth

GREENSBORO, N.C., October 23, 2017 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in synthetic and recycled yarns, today released operating results for the first quarter ended September 24, 2017.

First Quarter Fiscal 2018 Highlights

•

Net sales increased $4.2 million, or 2.7%, to $164.2 million, compared to $160.0 million for the first quarter of fiscal 2017, and increased $3.6 million, or 2.2%, when excluding the impact of foreign currency translation;

•	Gross margin of 14.2%, compared to 14.7% for the first quarter of fiscal 2017;
•	Operating income of $10.2 million, compared to $12.6 million for the first quarter of fiscal 2017;
•	Diluted EPS of $0.48, compared to $0.51 for the first quarter of fiscal 2017; and
•	Revenues from premium value-added (“PVA”) products grew 5.5% compared to the first quarter of fiscal 2017, and represented more than 40% of consolidated net sales.

“We are pleased with the first quarter results, as we grew domestic and international sales despite continued market pressures,” said Kevin Hall, CEO of Unifi. “Our PVA brands, like REPREVE®, continue to take hold within the marketplace and exhibit our strong and growing partnerships with global brands and retailers. Overall, PVA products now account for more than 40% of our consolidated sales, driving another strong quarter, with contributions from our REPREVE® platform of products. We remain focused on recycling and innovation to fuel our growth, and are proud to maintain the portfolio diversity we believe is necessary to succeed over the long term.”

Mr. Hall continued, “I am also excited about our newly expanded executive team.  With this significant new talent and a strong competitive position, we expect to become the global textile industry leader in recycling and an innovation partner of choice, collaborating with world-class operations and prominent brands.”

First Quarter Fiscal 2018 Operational Review

Net sales were $164.2 million for the first quarter of fiscal 2018, compared to net sales of $160.0 million for the first quarter of fiscal 2017.  Revenue growth was driven by an overall increase in sales volume, as the Company continued to benefit from strength in Brazil and Asia and the ongoing ramp-up of its recycling operations, which contributed to sales of REPREVE® products, partially offset by challenging domestic market conditions for the traditional fiber portfolio. Gross profit as a percentage of sales was 14.2% for the first quarter of fiscal 2018, compared to 14.7% for the first quarter of fiscal 2017, reflecting higher costs and increased sales of lower-margin products in our international businesses in the first quarter of fiscal 2018.

Operating income was $10.2 million for the first quarter of fiscal 2018, compared to $12.6 million for the first quarter of fiscal 2017, as first quarter fiscal 2018 operating income reflected the Company’s investment in its strategic growth initiatives.

Net income was $9.0 million for the first quarter of fiscal 2018, compared to net income of $9.4 million for the first quarter of fiscal 2017.  Net income for the first quarter of fiscal 2018 benefited from higher earnings from Parkdale America, LLC (“PAL”) and a lower effective tax rate, but was unfavorably impacted by higher administrative expenses and higher interest rates. Diluted EPS was $0.48 for the first quarter of fiscal 2018, compared to $0.51 for the first quarter of fiscal 2017.

Adjusted EBITDA was $15.8 million for the first quarter of fiscal 2018, compared to $17.9 million for the first quarter of fiscal 2017.  The decrease in Adjusted EBITDA primarily resulted from higher operating expenses in the first quarter of fiscal 2018. Adjusted EBITDA is a non-GAAP financial measure. The schedule included in this press release reconciles Adjusted EBITDA to Net income attributable to Unifi, Inc., the most directly comparable GAAP financial measure.

Net debt (debt principal less cash and cash equivalents) was $83.1 million at September 24, 2017, compared to $94.0 million at June 25, 2017, as cash and cash equivalents grew from $35.4 million at June 25, 2017 to $42.4 million at September 24, 2017.

Unifi Announces First Quarter Fiscal 2018 Results	2

Fiscal 2018 Outlook

For fiscal 2018, the Company continues to anticipate:

•	Volume growth, assuming a stable raw material pricing environment;
•	Revenue growth in the low-single digit percentage range;
•	Operating income and earnings growth in the mid-single digit percentage range, excluding PAL;
•	Capital expenditures of approximately $35 million; and
•	An effective tax rate in the mid-20% range.

Mr. Hall concluded, “We continue to expect growth in both revenue and earnings during fiscal 2018. As we remain focused on combining recycling, innovation and technology with our superior supply chain capabilities, we are excited about our growth opportunities in fiscal 2018 and beyond.”

First Quarter Fiscal 2018 Earnings Conference Call

The Company will provide additional commentary regarding its first quarter fiscal 2018 results and other developments during its earnings conference call on October 23, 2017, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com.  For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and, when prompted, providing conference ID number 93392654. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi:

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and PVA yarns with enhanced performance characteristics.  Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings.  Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV and MICROVISTA®.  Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets.  For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations to Adjusted Results to Follow

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 24, 2017	June 25, 2017
ASSETS
Cash and cash equivalents	$42,391	$35,425
Receivables, net	79,924	81,121
Inventories	118,534	111,405
Other current assets	16,634	15,686
Total current assets	257,483	243,637

Property, plant and equipment, net	203,586	203,388
Investments in unconsolidated affiliates	115,427	119,513
Other non-current assets	4,608	4,965
Total assets	$581,104	$571,503

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$58,801	$58,994
Current portion of long-term debt	17,065	17,060
Total current liabilities	75,866	76,054
Long-term debt	107,486	111,382
Other long-term liabilities	23,628	23,261
Total liabilities	206,980	210,697

Total Unifi, Inc. shareholders’ equity	374,124	360,806
Non-controlling interest	—	—
Total shareholders’ equity	374,124	360,806
Total liabilities and shareholders’ equity	$581,104	$571,503

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 24, 2017	September 25, 2016
Net sales	$164,242	$159,969
Cost of sales	140,950	136,422
Gross profit	23,292	23,547
Selling, general and administrative expenses	12,863	11,410
Benefit for bad debts	(59)	(367)
Other operating expense (income), net	315	(70)
Operating income	10,173	12,574
Interest income	(81)	(146)
Interest expense	1,185	692
Equity in earnings of unconsolidated affiliates	(3,087)	(840)
Income before income taxes	12,156	12,868
Provision for income taxes	3,196	3,726
Net income including non-controlling interest	8,960	9,142
Less: net loss attributable to non-controlling interest	—	(261)
Net income attributable to Unifi, Inc.	$8,960	$9,403

Net income attributable to Unifi, Inc. per common share:
Basic	$0.49	$0.52
Diluted	$0.48	$0.51

Weighted average common shares outstanding:
Basic	18,243	17,966
Diluted	18,571	18,353

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 24, 2017	September 25, 2016
Cash and cash equivalents at beginning of year	$35,425	$16,646
Operating activities:
Net income including non-controlling interest	8,960	9,142
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(3,087)	(840)
Distributions received from unconsolidated affiliates	7,178	750
Depreciation and amortization expense	5,510	4,737
Deferred income taxes	918	2,471
Other, net	1,128	(166)
Changes in assets and liabilities	(4,847)	(7,945)
Net cash provided by operating activities	15,760	8,149

Investing activities:
Capital expenditures	(5,148)	(10,135)
Other, net	57	(49)
Net cash used in investing activities	(5,091)	(10,184)

Financing activities:
Proceeds from long-term debt	22,200	40,200
Payments on long-term debt	(26,185)	(35,148)
Other, net	(44)	1,306
Net cash (used in) provided by financing activities	(4,029)	6,358

Effect of exchange rate changes on cash and cash equivalents	326	(48)
Net increase in cash and cash equivalents	6,966	4,275
Cash and cash equivalents at end of period	$42,391	$20,921

Unifi Announces First Quarter Fiscal 2018 Results	7

BUSINESS SEGMENT INFORMATION

(Unaudited)

(Dollars in thousands)

Changes in net sales for each reportable segment of the Company are as follows:

	Net Sales for the Three Months Ended
	September 24, 2017	September 25, 2016	Change ($)	Change (%)
Polyester	$87,738	$84,685	$3,053	3.6%
Nylon	26,827	28,495	(1,668)	-5.9%
International	48,659	45,344	3,315	7.3%
All Other	1,018	1,445	(427)	-29.6%
Consolidated	$164,242	$159,969	4,273	2.7%

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended
	September 24, 2017	September 25, 2016
Net income attributable to Unifi, Inc.	$8,960	$9,403
Interest expense, net	1,104	530
Provision for income taxes	3,196	3,726
Depreciation and amortization expense	5,417	4,566
EBITDA	18,677	18,225

Equity in earnings of PAL	(2,854)	(314)
EBITDA excluding PAL	15,823	17,911

Other adjustments (1)	—	—
Adjusted EBITDA	$15,823	$17,911

(1)

For the periods presented, there were no other adjustments necessary to reconcile Net income attributable to Unifi, Inc. to Adjusted EBITDA.  However, such adjustments may be presented in future periods when applicable.

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements. Any such inconsistencies are insignificant and are integral to the reconciliations.

Adjusted Net Income and Adjusted EPS

For the three months ended September 24, 2017 and September 25, 2016, there were no adjustments necessary to reconcile Net income attributable to Unifi, Inc. to Adjusted Net Income. However, such adjustments may be presented in future periods when applicable.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income and Adjusted EPS (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of Parkdale America, LLC and, from time to time, certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company, such as key employee transition costs and loss on sale of business.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s diluted weighted average common shares outstanding.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. When applicable, management’s discussion and analysis includes specific consideration for items that comprise the reconciliations of its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations and is relevant to our fixed charge coverage ratio. Equity in earnings of PAL is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Historically, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS aimed to exclude the impact of the non-controlling interest in Repreve Renewables, LLC, while the consolidated amounts for such entity were required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

For the three months ended September 24, 2017 and September 25, 2016, there were no adjustments necessary to reconcile Net income attributable to Unifi, Inc. to Adjusted Net Income. However, such adjustments may be presented in future periods when applicable.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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